Exhibit 99.1

Wireless Telecom Group Announces Shareholder Approval For Microlab Sale, Reorganizes Leadership Team and Board of Directors to Accelerate Growth

Parsippany, New Jersey, USA – February 25, 2022 – Wireless Telecom Group (NYSE American: WTT) (the “Company”), today announced that its shareholders voted to approve the previously announced sale of its RF Components product group, Microlab LLC (“Microlab”), to RF Industries, Inc. at Wireless Telecom Group’s special meeting of shareholders (the “Special Meeting”) held February 25, 2022.

Based on preliminary voting results, more than 82.5% of the votes cast at the Special Meeting were in favor of the approval of the purchase agreement. Wireless Telecom Group will file the results of the Special Meeting, as tabulated by an independent inspector of elections, on a Form 8-K with the Securities and Exchange Commission.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “We are encouraged by the strong shareholder support for the transaction, and we are expecting to close the Microlab sale next week.”

Mr. Whelan added, “We expect to accelerate the evolution of our operating platform after the successful and transformative sale of Microlab, and we will operate and report our business as two segments, T&M and RBS. We are also reorganizing our leadership team around these two segments to best capitalize on exciting market trends. Alfred Rodriguez, the Company’s Chief Revenue Officer, will lead our RBS business as General Manager and Senior Vice President. Dan Monopoli, currently the Company’s Chief Technology Officer, will lead our T&M business as General Manager and Senior Vice President. Both Alfred and Dan are exceptionally skilled leaders and executives with deep expertise within their respective products and markets.”

Alan Bazaar, Chairman of Wireless Telecom Group, stated, “With the expected closing of the Microlab transaction, we are transforming our business and continuing our focus on creating shareholder value. I am pleased to announce that Scott Gibson, our Vice Chairman, will assume the duties of Chairman at our 2022 annual shareholder meeting. Scott’s recruitment and onboarding as a director in April 2021 was intended to further enhance the Board’s skills and expertise. I believe Scott’s industry and leadership experience is best suited to help the Company capitalize on exciting growth opportunities within the satellite, semiconductor and quantum computing sectors, as well as within 5G small cell and private network deployments. We are encouraged by the execution of our Board’s succession plan. We look forward to continuing the refresh of our strategic plans and evaluating opportunities to increase shareholder value during the ensuing months.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including but are not limited to, the ongoing impact that the COVID-19 pandemic may have on our business, including on our supply chain, and the general economy in the future, our dependency on capital spending on data and communication networks by our customers and end users, our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business, the impact of the loss of any significant customers, the ability of our management to successfully implement our business plan and strategy, our ability to raise additional capital to fund our operations given our degree of leverage, product demand and development of competitive technologies in our market sector, the impact of competitive products and pricing, our abilities to protect our intellectual property rights and our ability to manage risks related to our information technology and cyber security, among others. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties are disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020. The Company’s forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

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About Wireless Telecom Group

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor, and medical industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group, Inc.’s website address is wirelesstelecomgroup.com.

Investor Contact

Andrew M. Berger

Managing Director

SM Berger& Company

(216) 464-6400

andrew@smberger.com

Contact

Michael Kandell

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wtcom.com